EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-107329) on Form S-8 of Westamerica Bancorporation of our report dated June 17, 2011, relating to the financial statements and supplemental schedules of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP), which appears in this Annual Report on Form 11-K of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) for the year ended December 31, 2010.

/s/ Perry-Smith LLP
Perry-Smith LLP

Sacramento, California
June 17, 2011